April 29, 1998


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Kaiser Aluminum & Chemical Corporation (the "Company");
     Definitive Proxy Materials

Ladies and Gentlemen:

     On behalf of the Company and pursuant to Rule 14a-6(b) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), please find attached the Definitive Proxy Statement with respect to the 1998 Annual Meeting of Stockholders, including the Notice of 1998 Annual Meeting, and Proxy forms. It is intended that these materials will be released to the Company's stockholders commencing on or about May 1, 1998.

     Please contact the undersigned at (925) 847-5882 with any questions or comments you may have.

                                   Sincerely,


                                   /s/ John M. Donnan
                                   John M. Donnan
                                   General Attorney

cc:  w/ Enclosures

    PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
              SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant /x /
Filed by a Party other than the Registrant  /  /

     Check the appropriate box:
/  / Preliminary Proxy Statement
/  / Confidential, for Use of the Commission Only
     (As permitted by Rule 14(a)-6(e)(2))
/x / Definitive Proxy Statement
/  / Definitive Additional Materials
/  / Soliciting Material Pursuant to Section 240.14a-12

      Kaiser Aluminum & Chemical Corporation
--------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

      Kaiser Aluminum & Chemical Corporation
--------------------------------------------------------
(Name of Person(s) Filing Proxy Statement)

     Payment of Filing Fee (Check the appropriate box):

/x / No fee required
/  / Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------
     5) Total fee paid:

     ---------------------------------------------------

/  / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     -------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

     -------------------------------------------------
     (3)  Filing Party:

     -------------------------------------------------
     (4)  Date Filed:

     -------------------------------------------------

                       [KACC Logo]









                                              April 29, 1998


To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Kaiser Aluminum &
Chemical Corporation (the "Company") to be held at 10:00 a.m. on Thursday, June 4, 1998, at 5847 San Felipe, 26th
Floor, (Board of Directors Meeting Room), Houston, Texas.

     At the Annual Meeting, the holders of the Company's Common Stock, par value $.33-1/3 per share ("Common Stock"), Cumulative (1985 Series A) Preference Stock and Cumulative (1985 Series B) Preference Stock as of the close of business on April 30, 1998 (all such holders being collectively referred to as the "Stockholders") will consider and vote, as a single class, (i) in the election of directors, and
(ii) upon such other business as may properly be presented to the Annual Meeting or any adjournments or postponements thereof.

     Each Stockholder is entitled to receive notice of and to vote at the Annual Meeting and is urged to attend.
Whether or not you intend to be present at the Annual
Meeting, we urge you to complete, date, sign and promptly return the enclosed proxy card.

     We look forward to seeing as many of you as possible at the Annual Meeting.






GEORGE T. HAYMAKER, JR.             RAYMOND J. MILCHOVICH
  Chairman of the Board and           President and Chief
   Chief Executive Officer             Operating Officer

           Kaiser Aluminum & Chemical Corporation
                    6177 Sunol Boulevard
                Pleasanton, California 94566




          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                  To Be Held June 4, 1998


    The Annual Meeting of Stockholders (the "Annual
Meeting") of Kaiser Aluminum & Chemical Corporation (the
"Company") will be held at 5847 San Felipe, 26th Floor,
(Board of Directors Meeting Room), Houston, Texas, on
Thursday, June 4, 1998, at 10:00 a.m., Houston time, for the following purposes:

    1. To elect six (6) directors to hold office until the Company's 1999 Annual Meeting of Stockholders or until their respective successors are elected and qualified; and

    2. To consider and transact such other business as may properly be presented to the Annual Meeting or any adjournments or postponements thereof.

    Holders of record of the Company's Common Stock, par value $.33-1/3 per share (the "Common Stock"), Cumulative (1985 Series A) Preference Stock and Cumulative (1985 Series
B) Preference Stock as of the close of business on April 30, 1998 (all such holders being collectively referred to as the "Stockholders") are entitled to notice of and to vote at the Annual Meeting. Stockholder lists will be available commencing May 25, 1998, and may be inspected for purposes germane to the Annual Meeting during normal business hours prior to the Annual Meeting at the offices of the Company, 5847 San Felipe, Suite 2600, Houston, Texas.

                      By Order of the Board of Directors

                      JOHN WM. NIEMAND II
                      Secretary


April 29, 1998

                         IMPORTANT

       Please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope provided for your convenience and which requires no postage if mailed in the United States. Any Stockholder who attends the Annual Meeting may vote personally on all matters brought before the Annual Meeting and, in that event, his or her proxy will not be used.
           KAISER ALUMINUM & CHEMICAL CORPORATION

                      PROXY STATEMENT
                            for
               ANNUAL MEETING OF STOCKHOLDERS

    This proxy statement (the "Proxy Statement") is furnished to Stockholders (as defined below) in connection with the solicitation of proxies on behalf of the Board of Directors of Kaiser Aluminum & Chemical Corporation (the
"Company"), a Delaware corporation, to be voted at the Company's Annual Meeting of Stockholders (the "Annual
Meeting") to be held on June 4, 1998, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying Notice of Annual
Meeting of Stockholders. Executive offices of the Company are located at 6177 Sunol Boulevard, Pleasanton, California
94566, telephone (925) 462-1122.

    This Proxy Statement, the accompanying proxy card, and the Notice of Annual Meeting of Stockholders are being mailed, commencing on or about May 1, 1998, to the record holders as of the close of business on April 30, 1998, of the Company's Common Stock, par value $.33-1/3 per share (the "Common Stock"), Cumulative (1985 Series A) Preference Stock ("1985 Series A Stock"), and Cumulative (1985 Series
B) Preference Stock ("1985 Series B Stock") (all such holders being collectively referred to as the "Stockholders"). The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, is being mailed to Stockholders together with, but is not part of, this Proxy Statement and other proxy materials.

    We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend, please complete, date, sign and promptly return your proxy card in the enclosed envelope. The persons authorized to act as proxies at the Annual Meeting, individually or jointly, as listed on the proxy cards are E. Bruce Butler, George T. Haymaker, Jr., John T. La Duc and John Wm. Niemand II. You may revoke your proxy at any time prior to its exercise at the Annual Meeting by giving notice to the Company's Secretary, by filing a later-dated proxy or, if you attend the Annual Meeting, by voting your shares in person. Proxies will be voted in accordance with the directions specified thereon or, in the absence of instructions, "FOR" the election of the directors as set forth in this Proxy Statement.

    The presence, in person or by proxy, of the holders of shares of the Company's capital stock entitled to cast a majority of the votes entitled to be cast at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. Under applicable Delaware law, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. A plurality of the votes present, in person or by proxy, is necessary for the election of directors. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome. Abstentions may not be specified on the election of directors.

    The Company's Common Stock is 100% owned by Kaiser Aluminum Corporation ("KAC"). There is no established public trading market for the Common Stock. The holders of record of approximately 89% of the 1985 Series A Stock and approximately 55% of the 1985 Series B Stock are the trustees under the Trust Agreement of the Company's USWA Employee Stock Ownership Plan and the Trust Agreement of the Company's Salaried Employee Stock Ownership Plan, respectively. The trustees have agreed to vote the shares of the 1985 Series A Stock and 1985 Series B Stock held by them as directed by the beneficial owners of such shares, or with respect to shares of such stock as to which no voting instructions are received, in the same proportions as the shares as to which instructions are received are voted. As of April 15, 1998, there were 46,171,365 shares of Common Stock, 513,977 shares of 1985 Series A Stock and 60,086 shares of Series B Stock outstanding. Holders of shares of Common Stock, 1985 Series A Stock and 1985 Series B Stock have one vote for each share held of record with respect to any matter to be presented at the Annual Meeting.

                   ELECTION OF DIRECTORS

    At the Annual Meeting, six directors will be elected by the Stockholders to serve until the 1999 Annual Meeting or until their respective successors are duly elected and qualified. The six nominees receiving the highest number of votes will be elected.

    The six persons nominated for election to the Board of Directors at the Annual Meeting are Robert J. Cruikshank,
George T. Haymaker, Jr., Charles E. Hurwitz, Ezra G. Levin,
Robert Marcus and Robert J. Petris. All of such nominees are currently members of the Board of Directors. See, "Executive Officers and Directors" and "Principal
Stockholders" for information concerning each of the nominees, including the dates on which they first became directors, their business experience during the past five years, and the number of shares of the Company's capital stock owned beneficially by each of them as of April 1, 1998. Each of the nominees has consented to serve as a member of the Board of Directors if elected.

    The persons named in the proxies will vote the shares represented thereby for the election of the foregoing named nominees except where authority has been withheld as to a particular nominee or as to all such nominees. Should any nominee decline or be unable to serve as a director of the Company, which is not anticipated, the persons named in the proxies will vote for the election in his stead of such other person as the Board of Directors may recommend.

    The Board of Directors recommends a vote "FOR" the election of all nominees for director of the Company.


         THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board of Directors of the Company (sometimes referred to herein as the "Board") held five meetings and acted by written consent on 14 occasions during 1997. In addition, management confers frequently with its directors on an informal basis to discuss Company affairs. During 1997, no director attended fewer than 75% of the aggregate of the meetings of the Board and all committees of the Board on which he served.

    The Board currently has four standing committees.
These committees consist of the Executive, Audit, Compensation Policy, and Section 162(m) Compensation
Committees.

    The Executive Committee meets on call and has authority to act on most matters during the intervals between meetings of the entire Board of Directors. The current members are Messrs. Haymaker and Hurwitz (Chairman). The Executive Committee, which did not meet during 1997, acted by written consent 14 times.

    The current members of the Audit Committee are Messrs. Levin, Marcus (Chairman) and Petris. The Audit Committee meets with appropriate Company financial and legal personnel, internal auditors and independent public accountants and reviews the internal controls of the Company and the objectivity and appropriateness of its financial reporting. The Audit Committee recommends to the Board the appointment and retention of the independent public accountants to serve as auditors in examining the corporate accounts of the Company and also has the authority to supervise and direct the financial reporting, affairs, policies and procedures of the Company, limited only by restrictions imposed by applicable law, rule or regulation. The independent public accountants periodically meet privately with the Audit Committee and have access to the Audit Committee at any time. The Audit Committee met three times during 1997.

    The Compensation Policy Committee (the "Policy Committee") reviews and approves proposals concerning or relating to the establishment or change of benefits plans, or material amendments to any existing benefit plan, salaries or other compensation, except to the extent that
(i) such authority has been delegated by the Board to the
Section 162(m) Compensation Committee (the "Section 162(m) Committee") or (ii) such plans are governed by a plan committee, a subsidiary's board of directors, or are covered by a collective bargaining arrangement or other binding contract. Notwithstanding the foregoing, the Policy Committee also supervises plan committees other than the
Section 162(m) Committee and may delegate the administration and investment decisions concerning plans to committees established for those purposes. Messrs. Cruikshank, Levin (Chairman) and Marcus currently serve as members of the Policy Committee. The Policy Committee met 11 times and acted by written consent one time during 1997.

       The Section 162(m) Committee administers and approves amendments to the Company's plans or programs which are intended to comply with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code"). The Section 162(m) Committee also establishes the criteria to be used in determining awards to be made pursuant to such plans and programs. Messrs. Cruikshank and Marcus (Chairman) currently serve as members of the Section 162(m) Committee. The Section 162(m) Committee met 12 times and acted by written consent one time during 1997.

    The Board of Directors of the Company does not have a standing nominating committee nor does it have any committee performing a similar function.

Director Compensation

    Each of the directors who was not an employee of the Company or KAC received a base fee of $40,000 for the 1997 calendar year, $10,000 of which was paid in the form of an option to purchase shares of KAC common stock as more fully described below. Non-employee directors of the Company who were also non-employee directors of MAXXAM Inc. ("MAXXAM"), KAC's parent, received director or committee fees for serving as a director of the Company and/or KAC in addition to the fees received from MAXXAM. In addition, the Chairman of each of the committees was paid a fee of $3,000 per year, or $750 per quarter, for services as Chairman. All committee members received a fee of $1,500 per day per committee meeting held in person on a date other than a Board meeting date and $500 per formal telephonic committee meeting. In respect of 1997, Messrs. Cruikshank, Levin, Marcus and Petris received an aggregate of $35,500, $39,500, $42,500 and $31,000, respectively, in such director and committee fees from the Company and KAC in the form of cash payments.

    Non-employee directors are also eligible to participate in the Kaiser 1997 Omnibus Stock Incentive Plan (the "1997 Omnibus Plan"). In 1997 the Company adopted a program pursuant to which the annual compensation paid to each non-employee director of the Company was increased $10,000, with such amount being paid in the form of an option to purchase KAC common stock at the market price of such stock as of the close of the market at the New York Stock Exchange on the day of the grant. The program provides for such options to be granted annually at the Company's regularly scheduled meeting of the Board in December. In each instance the grant is intended to have a value of $10,000, and the number of shares covered by the options is determined using a modified Black-Scholes option pricing method. Each option becomes exercisable as to all of the shares covered by the option one year from the date of the grant.

    In addition, in 1997 the Company adopted a program pursuant to which a one-time grant of an option to purchase KAC common stock will be made to each new non-employee director of the Company at the market price of such stock as of the close of the market at the New York Stock Exchange on the day of the grant. In each instance the grant is to have a value of $10,000, and the number of shares covered by the option is to be determined using a modified Black-Scholes option pricing method. Each option becomes exercisable as to all of the shares covered by the option one year from the date of the grant. The Company also approved a one-time grant of such an option to each existing non-employee director of the Company.

    In 1997 KAC adopted programs identical to the programs described in the preceding two paragraphs. Each of the Company and KAC expressed their intention that the programs not be deemed to duplicate benefits with respect to individuals who serve as a director of both the Company and KAC. On December 10, 1997, Messrs. Cruikshank, Levin and Marcus each received options to purchase 3,773 shares of KAC common stock at an exercise price of $10.0625 per share under these programs.

    The Company and KAC also adopted a deferred compensation program in 1997 in which all non-employee directors are eligible to participate. By executing a deferred fee agreement, a non-employee director may defer all or part of the fees received from the Company and KAC for services in such capacity for any calendar year. The deferred fees would be credited to a book account as of the date such fees would have been paid to the director and would be deemed "invested" in two investment choices, in 25% increments, in phantom shares of KAC common stock and/or in an account bearing interest calculated using one-twelfth of the sum of the prime rate plus 2% on the first day of each month. If deferred, fees, including all earnings credited to the book account, will be paid in cash to the director or beneficiary as soon as practicable following the date the director ceases for any reason to be a member of the Board, either in a lump sum or in a specified number of annual installments not to exceed ten, at the director's election.

    Subject to the approval of the Chairman of the Board, directors may also be paid additional ad hoc fees for extraordinary services in the amount of $750 per one-half day or $1,500 per day. Directors are reimbursed for travel and other disbursements relating to Board and committee meetings and non-employee directors are provided travel accident insurance in respect of Company-related business travel. Fees to directors who are also employees of the Company or MAXXAM are deemed to be included in their salary. Directors of the Company were also directors of KAC and received the foregoing compensation for acting in both capacities.

              EXECUTIVE OFFICERS AND DIRECTORS

       The following table sets forth certain information, as of March 31, 1998, with respect to the executive officers and directors of the Company. All officers and directors hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

      Name                         Positions and Offices with the Company
-----------------------      ---------------------------------------------------------------------

George T. Haymaker, Jr.      Chairman of the Board, Chief Executive Officer and Director
Raymond J. Milchovich        President and Chief Operating Officer
Joseph A. Bonn               Vice President, Planning and Development
E. Bruce Butler              Vice President and General Counsel
Robert E. Cole               Vice President, Government Affairs
Wayne R. Hale                Vice President, and President of Kaiser Primary Products
Jack A. Hockema              Vice President, and President of Kaiser Engineered Products
John T. La Duc               Vice President and Chief Financial Officer
Geoffrey W. Smith            Vice President, and President of Kaiser Aluminum Commodities
Kris S. Vasan                Vice President, Financial Risk Management
John H. Walker               Vice President, and President of Kaiser Flat-Rolled Products
Lawrence L. Watts            Vice President, Chief Administrative Officer and President of Kaiser
                             Aluminum International
John Wm. Niemand II          Secretary
Daniel D. Maddox             Controller, Corporate Consolidation and Reporting
Robert W. Warnock            Controller, Corporate Operations
Karen A. Twitchell           Treasurer
Robert J. Cruikshank         Director
Charles E. Hurwitz           Director and Vice Chairman
Ezra G. Levin                Director
Robert Marcus                Director
Robert J. Petris             Director


      George T. Haymaker, Jr. Mr. Haymaker, age 60, was elected to the positions of Chairman of the Board and Chief Executive Officer of the Company and KAC effective January 1, 1994, and served as President of the Company and KAC from June 1996 and May 1996, respectively, through July 1997. From May 1993 to December 1993, Mr. Haymaker served as President and Chief Operating Officer of the Company and KAC. Mr. Haymaker became a director of the Company in June 1993, and a director of KAC in May 1993. From 1987 to April 1993, Mr. Haymaker was a partner in a partnership which acquired, redirected and operated small to medium sized companies in the metals industry. Since July 1987, Mr. Haymaker has been a director, and from February 1992 through March 1993 was President, of Midamerica Holdings (formerly Metalmark Corporation), which is in the business of semi-fabrication of aluminum extrusions. From May 1986 until February 1993, he also served as President of West Coast Sales Corp., which provides management and acquisition services. Mr. Haymaker also served as Chief Executive Officer and a director of Amarlite Architectural Products, Inc., a producer of architectural curtain wall and entrance products, from August 1990 to April 1992 and from April 1989 to February 1993, respectively. He was a director of American Powdered Metals Company, which is engaged in the manufacture of powdered metal components, from August 1988 to March 1993, and Hayken Metals Asia Limited, which represents manufacturers of aluminum and metal products, from January 1988 to April 1993. From 1984 to 1986, Mr. Haymaker served as Executive Vice President-Aluminum Operations of Alumax Inc., responsible for all primary aluminum and semifabricating activities. Mr. Haymaker is also a director of Flowserve Corporation, a provider of valves, pumps and seals.

    Raymond J. Milchovich. Mr. Milchovich, age 48, became President and Chief Operating Officer of the Company and KAC in July 1997. He became a Vice President of KAC in May 1997 and served in such capacity through July 1997. He served as Vice President-President of Kaiser Flat-Rolled Products, of the Company from June 1995 through July 1997. From July 1986 to June 1995, Mr. Milchovich served as Divisional Vice President of the Company's flat-rolled products business unit and Works Manager of the Company's Trentwood facility in Spokane, Washington.

    Joseph A. Bonn. Mr. Bonn, age 54, has been Vice President, Planning and Development of the Company since March 1997 and a Vice President of the Company since April 1987. Mr. Bonn has served as a Vice President of KAC since May 1997 and served as Vice President, Planning and Administration of the Company and KAC from July 1989 and February 1992, respectively, through July 1997 and May 1997, respectively. Mr. Bonn also served as Senior Vice President-Administration of MAXXAM from September 1991 through December 1992. He was also the Company's Director of Strategic Planning from April 1987 until July 1989. From September 1982 to April 1987, Mr. Bonn served as General Manager of various aluminum fabricating divisions.

    E. Bruce Butler. Mr. Butler, age 58, became Vice President and General Counsel of the Company and KAC in March 1997. Prior to becoming Vice President and General Counsel of both companies, Mr. Butler served as Assistant General Counsel-Kaiser International of the Company from August 1996. Immediately prior to joining the Company and KAC, Mr. Butler practiced in the Los Angeles office of Arter & Hadden. Prior to joining Arter & Hadden, Mr. Butler served as Vice President and General Counsel of Allied Signal Aerospace Company from 1988 to 1994 and International Counsel of Allied Signal, Inc. from 1984 through 1987. From 1971 through 1984, Mr. Butler practiced with Patton, Boggs & Blow, where he became a partner in 1977 and served as the Resident Partner in the firm's London office.

    Robert E. Cole.  Mr. Cole, age 51, has been a Vice
President of the Company since March 1981.  Since September
1990, Mr. Cole also has served as Vice President-Federal
Government Affairs of MAXXAM, MAXXAM Group Inc. ("MGI"), an indirect subsidiary of MAXXAM engaged in forest products operations, and The Pacific Lumber Company ("Pacific
Lumber"). Mr. Cole is currently Chairman of the United
States Auto Parts Advisory Committee established by the
United States Congress.

    Wayne R. Hale. Mr. Hale, age 42, became a Vice
President of the Company effective November 1997 and President of Kaiser Primary Products effective December 1997. From January 1, 1997, until accepting his current position, Mr. Hale served as the Managing Director of Anglesey Aluminium Limited, a United Kingdom corporation 49% owned by the Company ("Anglesey"), on behalf of Rio Tinto plc, the owner of the 51% interest in Anglesey. Anglesey owns and operates an aluminum smelter and port facility in Holyhead, Wales. Between August 1990 and December 1996, Mr. Hale was employed by the Company and served as Technical Manager and then Operations Manager of the Anglesey smelter before becoming Managing Director of Anglesey in August 1995.

    Jack A. Hockema. Mr. Hockema, age 51, became a Vice President of the Company and President of Kaiser Engineered Products in March 1997. Mr. Hockema became a Vice President of KAC in May 1997. He served as President of Kaiser Extruded Products and Engineered Components from September 1996 to March 1997. Mr. Hockema served as a consultant to the Company and acting President of Kaiser Engineered Components from September 1995 until September 1996. Mr. Hockema was an employee of the Company from 1977 to 1982, working at the Company's Trentwood facility, and serving as plant manager of its former Union City, California, can plant and as operations manager for Kaiser Extruded Products. Mr. Hockema left the Company to become Vice President and General Manager of Bohn Extruded Products, a division of Gulf+Western, and later served as Group Vice President of American Brass Specialty Products until June 1992. From June 1992 until September 1996, Mr. Hockema provided consulting and investment advisory services to individuals and companies in the metals industry.

    John T. La Duc. Mr. La Duc, age 55, has been Chief Financial Officer of the Company since January 1990 and a Vice President of the Company since June 1989. Mr. La Duc has also been Vice President and Chief Financial Officer of KAC since June 1989 and May 1990, respectively, and was Treasurer of KAC from August 1995 until February 1996 and from January 1993 until April 1993. Mr. La Duc was also Treasurer of the Company from June 1995 until February 1996. Since September 1990, Mr. La Duc has served as Senior Vice President of MAXXAM. Mr. La Duc also serves as a Vice President and a director of MAXXAM Group Holdings Inc. ("MGHI"), a wholly owned subsidiary of MAXXAM, MGI, Pacific Lumber and Pacific Lumber's subsidiary, Scotia Pacific Holding Company ("Scotia Pacific"). He previously served as Chief Financial Officer of MAXXAM and MGI from September 1990 until December 1994 and February 1995, respectively, and of Pacific Lumber from October 1990 and Scotia Pacific from November 1992 until February 1995.

    Geoffrey W. Smith. Mr. Smith, age 51, has been President of Kaiser Aluminum Commodities since June 1996, a Vice President of the Company since January 1992, and a Vice President of KAC since May 1997. From June 1995 until June 1996, Mr. Smith served as President of Kaiser Alumina of the Company, and from December 1994 until June 1995, Mr. Smith was General Manager of the Company's alumina business unit. Mr. Smith previously served as Co-General Manager of the Company's alumina business unit from September 1991 through December 1994. From September 1990 to January 1992, Mr. Smith was Divisional Vice President of the Company's alumina business unit. From August 1988 to August 1990, Mr. Smith was Director of Business Development for the alumina business unit, and from 1982 to August 1988, he was Operations/Technical Manager for the Company's Gramercy, Louisiana facility.

    Kris S. Vasan.  Mr. Vasan, age 48, has been Vice
President, Financial Risk Management, of the Company since
June 1995. Mr. Vasan previously served as Treasurer of the Company from April 1993 until June 1995 and as Treasurer of
KAC from April 1993 until August 1995.  Prior to that, Mr.
Vasan served the Company and KAC as Corporate Director of Financial Planning and Analysis from June 1990 until April
1993.  From October 1987 until June 1990, he served as
Associate Director of Financial Planning and Analysis.

    John H. Walker. Mr. Walker, age 40, has been a Vice President of the Company since November 1997, and President of Kaiser Flat-Rolled Products from December 1997. From September 1996 through October 1997, Mr. Walker served as Vice President, Operations of the Company's Flat-Rolled Products business unit and Works Manager of the Company's Trentwood facility in Spokane, Washington. Prior to joining the Company, Mr. Walker spent eight years with Weirton Steel Company, a fully integrated steel producer ("Weirton Steel"). From August 1995 to September 1996, Mr. Walker was the Vice President of Operations for Weirton Steel. From March of 1994 to August 1995, he served as General Manager of Operations for Weirton Steel and prior to that served as the Director of Operating Planning from 1991 to 1994.

    Lawrence L. Watts. Mr. Watts, age 51, became Vice President and Chief Administrative Officer of the Company in June 1997 and Vice President, Chief Administrative Officer of KAC in October 1997. He served as Vice President, Administration of the Company from March 1997 through June 1997. Mr. Watts has been President of Kaiser Aluminum International since June 1995 and a Vice President of the Company since January 1992. From April 1994 until June 1995, Mr. Watts was General Manager-International Development. Mr. Watts previously served as Co-General Manager of the Company's alumina business unit from September 1991 until December 1994. From June 1989 to January 1992, Mr. Watts was Divisional Vice President, Governmental Affairs and Human Resources, for the alumina business unit, and from July 1988 to June 1989, he was Divisional Vice President, Public Relations and Governmental Relations, for the alumina business unit. From September 1984 to July 1988, Mr. Watts was Manager, Human Resources for the alumina business unit.

    John Wm. Niemand II. Mr. Niemand, age 53, became
Secretary of the Company in June 1997 and Secretary of the KAC in May 1997. He previously served as an Assistant
Secretary of the Company and KAC since July 1988. Mr.
Niemand served as Senior Corporate Counsel of the Company and KAC from May 1992 through December 1995, and has served as Assistant General Counsel of the Company and KAC since
January 1996.

    Daniel D. Maddox. Mr. Maddox, age 38, was elected to the position of Controller, Corporate Consolidation and Reporting of the Company and KAC effective October 1, 1997.
Mr. Maddox previously served as Assistant Corporate
Controller of the Company from June 1997 to September 1997
and KAC from May 1997 to September 1997
and Director-External Reporting of the Company from June
1996 to May 1997. Mr. Maddox was with Arthur Andersen LLP from 1982 until joining the Company in June 1996.

    Karen A. Twitchell. Ms. Twitchell, age 42, was elected to the position of Treasurer of the Company and KAC effective February 1, 1996. Prior to that time, Ms.
Twitchell was Vice President and Treasurer of Southdown,
Inc., a Houston-based company specializing in portland and masonry cement, from April 1994 and Treasurer from 1989.

    Robert Warnock. Mr. Warnock, age 51, was elected to the position of Controller, Corporate Operations of the Company and KAC effective October 1, 1997. Mr. Warnock previously served as Controller of the Company's Flat-Rolled Products business unit since 1993 and, Controller of the Company's Trentwood facility in Spokane, Washington from 1992 to 1993. Prior to that time, Mr. Warnock served as controller of various of the Company's other plants and divisions.

    Robert J. Cruikshank. Mr. Cruikshank, age 67, has served as a director of the Company and KAC since January 1994. In addition, he has been a director of MAXXAM since May 1993. Mr. Cruikshank was a Senior Partner in the international public accounting firm of Deloitte & Touche from December 1989 until his retirement in March 1993. Mr. Cruikshank served on the board of directors of Deloitte Haskins & Sells from 1981 to 1985 and as Managing Partner from June 1974 until its merger with Touche Ross & Co. in December 1989. Mr. Cruikshank also serves as a director and on the Compensation Committee of Houston Industries Incorporated, a public utility holding company with interests in electric utilities, coal and transportation businesses; a director of Texas Biotechnology Incorporated; a trust manager of Weingarten Realty Investors; a director of American Residential Services, Inc.; and as advisory director of Compass Bank-Houston.

    Charles E. Hurwitz. Mr. Hurwitz, age 57, was appointed Vice Chairman of the Company in December 1994 and has served as a director of the Company and KAC since November and October 1988, respectively. Mr. Hurwitz has also served as a member of the Board of Directors and the Executive Committee of MAXXAM since August 1978 and was elected Chairman of the Board and Chief Executive Officer of MAXXAM in March 1980. Since May 1982, Mr. Hurwitz has been Chairman of the Board and Chief Executive Officer of MGI. From January 1993 to January 1998, he also served MAXXAM as President. Mr. Hurwitz has served as President of MGI since January 1993. He has also been, since its formation in November 1996, Chairman of the Board, President and Chief Executive Officer of MGHI. From May 1986 until February 1993, Mr. Hurwitz served as a director of Pacific Lumber.
He has been, since January 1974, Chairman of the Board and Chief Executive Officer of Federated Development Company ("Federated"), a New York business trust primarily engaged in the management of real estate investments. Mr. Hurwitz has also served as a director of SHRP General Partner, Inc. ("SHRP"), the current managing general partner of Sam Houston Race Park, Ltd., a subsidiary of MAXXAM which operates a horse racing facility in Texas ("SHRP, Ltd."), since May 1993, Chairman of the Board since October 1995, and President from May 1993 until April 1996.

    Ezra G. Levin. Mr. Levin, age 64, has been a director of the Company since November 1988. He has been a director of KAC since July 1991, and a director of MAXXAM since May 1978. Mr. Levin also served as a director of KAC from April 1988 to May 1990, and as a director of MGI from May 1982 through December 1993. Mr. Levin is a partner in the law firm of Kramer, Levin, Naftalis & Frankel. He also serves as a trustee of Federated and as a director of Pacific Lumber, Scotia Pacific and United Mizrahi Bank and Trust Company.

    Robert Marcus. Mr. Marcus, age 73, has been a director of the Company and KAC since September 1991. From 1987 to January 1992, Mr. Marcus was a partner in American Industrial Partners, a San Francisco and New York based firm specializing in private equity investments in industrial companies. From 1983 to 1991, Mr. Marcus was a director of Domtar Inc., a Canadian resource-based multi-business corporation. From 1982 to 1987, Mr. Marcus served as President and Chief Executive Officer of Alumax Inc., an integrated aluminum company.

    Robert J. Petris. Mr. Petris, age 72, has been a director of the Company since June 1995 and KAC since May 1995. He was Special Assistant to the International President of the United Steelworkers of America (the "USWA") from June 1995 until January 1, 1997. From 1977 to 1997, Mr. Petris was a member of the International Union Executive Board and Director of District 38, where he was exposed to a wide range of issues and problems in the aluminum, steel, container and non-ferrous metals industries.

                   PRINCIPAL STOCKHOLDERS

       The following tables contain information with respect to persons known to the Company to be the beneficial owners of more than 5% of the Common Stock, the 1985 Series A Stock and the 1985 Series B Stock as of April 1, 1998.
For the purposes of these disclosures and the disclosure of ownership of shares by executive officers and directors below, shares are considered to be "beneficially" owned if the person has or shares the power to vote or direct the voting for the securities, the power to dispose of or direct the disposition of the securities, or the right to acquire beneficial ownership within 60 days.

Ownership of Certain Beneficial Owners-Common Stock

   Name and Address of             Amount and Nature of       Percent
   Beneficial Owner                Beneficial Ownership       of Class(1)
   -------------------             --------------------       ----------

   Kaiser Aluminum Corporation        46,171,365 shares         100%
   5847 San Felipe, Suite 2600
   Houston, Texas 77057


Ownership of Certain Beneficial Owners-Cumulative
(1985 Series A) Preference Stock

   Name and Address of             Amount and Nature of       Percent
   Beneficial Owner                Beneficial Ownership       of Class(1)
   -------------------             ---------------------      ----------

   Kaiser Aluminum USWA              457,860 shares             89.1%
    Employee Stock Ownership Plan(2)
    c/o Frank Russell Trust Company


Ownership of Certain Beneficial Owners-Cumulative
(1985 Series B) Preference Stock


   Name and Address of           Amount and Nature of     Percent
   Beneficial Owner              Beneficial Ownership     of Class(1)
-------------------              ---------------------    -----------

   Kaiser Aluminum Salaried           32,859 shares          54.6%
   Employee Stock Ownership Plan(2)
   c/o Frank Russell Trust Company


-----------------

(1) The "Percent of Class" is computed using the shares outstanding on April 1, 1998.
(2) Individual participants in such plan may direct such plan's Trustee how to vote their shares; undirected shares are voted by the Trustee in the same proportion as shares voted upon participant direction. The address of Frank Russell Trust Company is 909 A Street,
    Tacoma, WA 98402


Ownership of Management-Cumulative (1985 Series B)
Preference Stock

   Name and Address of           Amount and Nature of         Percent
   Beneficial Owner              Beneficial Ownership         of Class(1)
   -------------------           --------------------         -----------

   All directors and executive      47.6208 shares                  *
   officers of the Company
   as a group (21 persons)

--------------------

*   Less than 1%.
(1) The "Percent of Class" is computed using the shares outstanding on April 1, 1998.
    Ownership of KAC

       The following table sets forth, as of March 31, 1998, unless otherwise indicated, the undiluted beneficial ownership of the KAC's equity securities by (i) those persons known to own beneficially more than 5% of the shares of any class then outstanding, (ii) each of the directors of the Company, (iii) and each of the named executive officers listed in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group.


           Name of
        Beneficial Owner             Title of Class   # of Shares(1)   % of Class
-----------------------------        --------------   --------------   ----------
MAXXAM Inc.                         KAC common stock    50,000,000(2)      63.2
Wellington Management Company, LLP  KAC common stock   271,634(3)           6.7
Vanguard/Windsor Funds, Inc.        KAC common stock     5,212,234(4)       6.6
Robert J. Cruikshank                KAC common stock         2,000            *
George T. Haymaker, Jr.             KAC common stock       102,436(5)         *
Charles E. Hurwitz                  KAC common stock       187,500(6)(7)      *
John T. La Duc                      KAC common stock       117,828(5)         *
Ezra G. Levin                              -                   -0-            -
Robert Marcus                       KAC common stock         3,500            *
Raymond J. Milchovich               KAC common stock        43,327(5)         *
Robert J. Petris                           -                   -0-            -
Geoffrey W. Smith                   KAC common stock        50,510(5)         *
Lawrence L. Watts                   KAC common stock        67,713(5)         *
All directors and executive         KAC common stock        694,375(8)        *
officers of the Company
as a group (21 persons)

-------------------------
*   Less than 1%.
(1) Unless otherwise indicated, the beneficial owners have sole voting and investment power with respect to the shares listed in the table. Also includes options exercisable within 60 days of March 31, 1998, to acquire such shares.
(2) Includes 27,938,250 shares held by MGHI, a wholly owned subsidiary of MAXXAM. As of March 31, 1998, 27,938,250 shares of KAC common stock owned by MGHI were pledged as security for two debt issues of MGI consisting of $100.0 million aggregate principal amount of 11-1/4%
    Senior Secured Notes due 2003 and $125.7 million aggregate principal amount of 12-1/4% Senior Discount
    Notes due 2003.  The address of MAXXAM is 5847 San
    Felipe, Suite 2600, Houston, Texas  77057.
(3) Information is based solely on the Schedule 13G filed with the SEC dated January 14, 1998, by Wellington
    Management Company, LLP, a registered investment advisor ("Wellington"), as a result of its ownership interest in KAC at December 31, 1997 (the "Wellington
    13G"). The Wellington 13G indicates that these shares are held of record by clients of Wellington, that Wellington does not have sole voting or dispositive power with respect to any of such shares and that Wellington has shared voting and dispositive power with respect to 59,400 and 5,271,634 of such shares, respectively. The Wellington 13G further indicates that only one of Wellington's clients, Vanguard/Windsor
    Funds, Inc. ("Vanguard"), has any rights with respect to more than 5% of KAC common stock. Additional information with respect to Vanguard is set forth above in the table and below in the following footnote.
    Wellington's address is 75 State Street, Boston,
    Massachusetts  02109.
(4) Information is based solely on the Schedule 13G filed with the SEC dated February 9, 1998, by Vanguard, an investment advisor, as a result of its ownership interest in KAC as of December 31, 1997 (the "Vanguard
    13G"). The Vanguard 13G indicates that Vanguard has sole voting and shared dispositive power with respect to all of these shares. Vanguard's address is Post
    Office Box 2600, Valley Forge, Pennsylvania 19482-2600.
(5) Includes 80,025, 5,400, 6,900, 17,985 and 18,465
    options exercisable within 60 days of March 31, 1998, to acquire shares of KAC common stock, by Messrs.
    Haymaker, Milchovich, La Duc, Watts and Smith, respectively.
(6) Represents only options exercisable within 60 days of March 31, 1998, to acquire such shares.
(7) Excludes shares owned by MAXXAM. Mr. Hurwitz may be deemed to hold beneficial ownership in KAC as a result of his beneficial ownership in MAXXAM.
(8) Includes options exercisable within 60 days of March
    31, 1998, to acquire 341,850 shares of KAC common stock.

Ownership of Parent of KAC

    As of April 15, 1998, MAXXAM owned, directly and indirectly, approximately 63.2% of the issued and outstanding KAC common stock. The following table sets forth, as of April 15, 1998, the beneficial ownership of the Common Stock and Class A $.05 Non-Cumulative Participating Convertible Preferred Stock ("Class A Preferred Stock") of MAXXAM by the directors of the Company, and by the directors and executive officers of the Company as a group:


                                                                              % of
                                                                            Combined
    Name of                                                           %      Voting
Beneficial Owner      Title of Class          # of Shares(1)       of Class   Power (2)
----------------      --------------          --------------       --------  ---------

Charles E. Hurwitz    Common Stock            2,683,396(3)(4)(5)     38.2       68.8
                      Class A Preferred Stock   702,941(6)(7)        99.1

Ezra G. Levin         Common Stock                1,950(4)(5)(8)        *          *

Robert J. Cruikshank  Common Stock                1,950(8)              *          *

All directors and     Common Stock            2,687,546(4)(5)        38.3
executive officers                                                   68.8
as a group            Class A Preferred Stock   702,941(6)(7)        99.1
(21 persons)

--------------------

*   Less than 1%.
(1) Unless otherwise indicated, beneficial owners have sole voting and investment power with respect to the shares listed. Includes the number of shares (i) such persons would have received on April 15, 1998, if any, for their exercisable stock appreciation rights ("SARs") (excluding SARs payable in cash only) exercisable within 60 days of such date if such rights had been paid solely in shares of MAXXAM common stock, and (ii) of MAXXAM common stock credited to such person's stock fund account under MAXXAM's 401(k) savings plan as of February 28, 1998.
(2) MAXXAM Class A Preferred Stock is generally entitled to ten votes per share.
(3) Includes 1,669,451 shares of MAXXAM common stock owned by Federated Development Inc., a wholly owned subsidiary of Federated ("FDI"), as to which Mr. Hurwitz indirectly possesses voting and investment power. Mr. Hurwitz serves as a trustee of Federated, and together with members of his immediate family and trusts for the benefit thereof, owns all of the voting shares of Federated. Also includes (a) 30,201 shares of MAXXAM common stock separately owned by Mr.
    Hurwitz's spouse and as to which Mr. Hurwitz disclaims beneficial ownership, (b) 46,500 shares of MAXXAM common stock owned by the Hurwitz Investment
    Partnership L.P., a limited partnership controlled by Mr. Hurwitz and his spouse, 23,250 of which shares were separately owned by Mr. Hurwitz's spouse prior to their transfer to such limited partnership and as to which Mr. Hurwitz disclaims beneficial ownership, (c) 101,214 shares of MAXXAM common stock owned by the 1992 Hurwitz Investment Partnership L.P., of which 50,607 shares are owned by Mr. Hurwitz's spouse as separate property and as to which Mr. Hurwitz disclaims beneficial ownership,
    (d) 755,001 shares of MAXXAM common stock held directly by Mr. Hurwitz, (e) 60,000 shares of MAXXAM common stock owned by Federated Development Investments, LLC, a Texas limited liability company owned 79% by FDI and 21% by Mr. Hurwitz, and of which FDI is the managing member ("FDILLC"), and (f) options to purchase 21,029 shares of MAXXAM common stock within 60 days of April
    15, 1998.
(4) In addition, FDI, Federated, FDILLC, the Hurwitz Investment Partnership L.P., the 1992 Hurwitz Investment Partnership L.P., Messrs. Hurwitz and Levin, and Mr. James H. Paulin, Jr., Secretary and Treasurer of Federated, may be deemed a "group" (the "Stockholder Group") within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of April 15, 1998, in the aggregate, the Stockholder Group beneficially owned 2,685,698 shares of MAXXAM common stock and 703,074 shares of Class A Preferred Stock, aggregating approximately 68.8% of the total voting power of MAXXAM. By reason of the foregoing and their relationship with the members of the Stockholder Group, Messrs. Hurwitz and Levin may be deemed to possess shared voting and investment power with respect to the shares held by the Stockholder Group.
(5) Does not include shares owned by other members of the Stockholder Group.
(6) Includes 661,377 shares owned by FDI and 1,064 shares held directly.
(7) Includes options exercisable within 60 days of April
    15, 1998, to acquire 40,500 shares of Class A Preferred
    Stock.
(8) Includes options exercisable within 60 days of April
    15, 1998, to purchase 950 shares of MAXXAM common stock.


                   EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table sets forth compensation information, cash and non-cash, for each of the Company's last three completed fiscal years with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company (collectively referred to as the "named executive officers") for the fiscal year ended December 31, 1997:

                                                                  Long-Term Compensation
                                 Annual Compensation              Awards         Payouts
      (a)                (b)    (c)       (d)      (e)        (f)       (g)       (h)      (i)
                                                  Other    Restricted
                                                  Annual     Stock    Options/   LTIP     All Other
Name and                       Salary    Bonus Compensation  Award(s)   SARs     Payouts Compensation
Principal Position       Year  ($)        ($)     ($)(1)      ($)       (#)       ($)        ($)
------------------------ ----  -------   ----- ------------ --------- --------  -------- ------------

George T. Haymaker, Jr., 1997  494,083   311,000    -0-       -0-       -0-   121,122(2)  24,704(3)
Chairman and Chief       1996  487,000    71,638    -0-       -0-       -0-       -0-(2)   9,740(3)
Executive Officer        1995  465,000   225,000    -0-       -0-       -0-       -0-     23,250(3)

Raymond J. Milchovich,   1997  272,083   211,000    -0-       -0-       -0-    71,212(2)  17,796(3)(4)
President and Chief      1996  223,750    42,700    -0-       -0-       -0-       -0-(2)  77,158(3)(4)
Operating Officer        1995  183,000    70,000    -0-       -0-       -0-       -0-      9,150(3)

John T. La Duc,          1997  260,000   184,000(5) -0-       -0-       -0-    44,236(2)  13,000(3)
Vice President and       1996  260,000    83,200(5) -0-       -0-       -0-       -0-(2)   5,200(3)
Chief Financial Officer  1995  248,333   130,000(5) -0-       -0-       -0-       -0-     12,417(3)

Lawrence L. Watts,       1997  242,667   130,100    -0-       -0-       -0-    58,981(2)  12,133(3)
Vice President,          1996  234,000    37,000    -0-       -0-       -0-       -0-(2)  24,180(3)(4)
Chief Administrative     1995  211,171   105,000    -0-       -0-       -0-       -0-     10,559(3)
Officer and President
of Kaiser Aluminum
International

Geoffrey W. Smith,       1997  255,000   116,635    -0-       -0-       -0-    68,250(2)  55,743(3)(4)
Vice President, and      1996  246,250    38,000    -0-       -0-       -0-       -0-(2)  33,550(3)(4)
President of Kaiser      1995  211,171    84,000    -0-       -0-       -0-       -0-     10,559(3)
Aluminum Commodities

--------------------

(1) Excludes perquisites and other personal benefits because the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer. Tax preparation fees and the value of the personal use of company cars with respect to each named executive officer exceed 25% of the total perquisites and other personal benefits received by each such named executive officer.
(2) The long-term component of the Company's incentive compensation program provides incentive compensation based on performance against goals over rolling three-year periods. The first installment for the 1994-1996 period was distributed in March 1997, and the amounts shown in the table reflect the market value of the stock portion of the grant on the date of distribution. The second installment was distributed in March 1998. Total awards for the 1995-1997 period for Messrs. Haymaker, Milchovich, La Duc, Watts and Smith were $362,100, $161,500, $164,900, $188,100 and
    $152,700, respectively. The first installment for the 1995-1997 period was distributed in March 1998.
    Additional information with respect to the long-term component of the Company's incentive compensation program is set forth below in the Long-Term Incentive
    Plan Awards Table and in the Report of the Compensation
    Committees on Executive Compensation.
(3) Includes accruals by the Company of $24,704, $9,740 and $23,250 for Mr. Haymaker; $13,604, $4,475 and $9,150
    for Mr. Milchovich; $13,000, $5,200 and $12,417 for Mr.
    La Duc; $12,133, $4,680 and $10,559 for Mr. Watts and
    $12,750, $4,925 and $10,559 for Mr. Smith under the
    Kaiser Savings Plan and Kaiser Supplemental Benefits
    Plan for 1997, 1996 and 1995, respectively.
(4) Includes moving-related items of $4,192 and $72,683 for Mr. Milchovich for 1997 and 1996, respectively; $19,500 for Mr. Watts for 1996; and $42,993 and $28,625 for Mr.
    Smith for 1997 and 1996, respectively.
(5) Includes $50,000 (to be paid over a two-year period) for each of 1997, 1996 and 1995, which will be reimbursed by MAXXAM.


Option/SAR Grants

    No individual grants of stock options or SARs were made during 1997 to any of the Company's named executive officers.

Option/SAR Exercises and Fiscal Year End Value Table

    The table below provides information on an aggregated basis concerning each exercise of stock options and SARs of KAC, unless otherwise indicated, during the fiscal year ended December 31, 1997 by each of the Company's named executive officers, and the 1997 fiscal year-end value of unexercised options and SARs.


    (a)             (b)            (c)                 (d)                        (e)
                                                 Number of Unexercised     Value of Unexercised
                                                      Options/SARs       in-the-Money Options/SARs
                                                    at Year End (#)       at Fiscal Year-End ($)
                                                 ---------------------   -------------------------
                  Shares
                  Acquired on     Value
   Name           Exercise(#)(1)  Realized($) Exercisable Unexercisable Exercisable Unexercisable
-------------------------------------------------------------------------------------------------

George T. Haymaker, Jr.  -               -       60,025      26,675       66,252(2)    33,126(2)
Raymond J. Milchovich    -               -        5,400       1,800            -(2)         -(2)
John T. La Duc           -               -        6,900       2,300            -(2)         -(2)
                         -          64,750        8,000(3)      -0-(3)   125,000(3)         -(3)
Lawrence L. Watts        -               -       13,765       5,995       13,979(2)     6,990(2)
Geoffrey W. Smith        -               -       14,085       6,155       14,509(2)     7,255(2)

-----------------

(1) If no shares received, the number reflected, if any, represents the number of securities with respect to which options/SARs were exercised.
(2) Valued at $8.875, the closing price of KAC common stock on December 31, 1997, less exercise price. If the exercise price is equal to or higher than the closing price, no value is shown.
(3) Represents SARs relating to MAXXAM common stock.
    Valued at $43.625, the closing price of MAXXAM common stock on December 31, 1997, less exercise price.

     The SARs relating to MAXXAM common stock set forth in the above table for Mr. La Duc were granted under MAXXAM's
1984 Phantom Share Plan (the "MAXXAM Phantom Plan").  All of
Mr. La Duc's SARs under the MAXXAM Phantom Plan are exercisable for cash only.

Long-Term Incentive Plan Awards Table

    Each of the Company's named executive officers received awards in 1997 under the long-term component of the Company's incentive compensation program for the 1994-1996 three-year, long-term performance period. The following table and accompanying footnotes describe the awards received by each of the Company's named executive officers in 1997 and the criteria applied in determining the amount payable for the 1994-1996 performance period.

---------------------

        (a)                      (b)               (c)
                                                Performance
                              Number of          or Other
                            Shares, Units      Periods Until
                              or Other         Maturation or
       Name                   Rights (#)          Payout
------------------------------------------------------------

George T. Haymaker, Jr.        5,762(1)            -(2)
Raymond J. Milchovich          1,009(1)            -(2)
John T. La Duc                 2,104(1)            -(2)
Lawrence L. Watts              2,806(1)            -(2)
Geoffrey N. Smith              3,247(1)            -(2)

--------------
(1) Represents the stock portion of the first installment of long-term incentive award distributed in March 1997 to each of the Company's named executive officers in connection with the 1994-1996 three year, long-term performance period. Payments under the long-term component of the program are generally made 57% in shares of KAC common stock and 43% in cash and are paid in two installments; the first installment during the year following the end of the three-year period and the second installment during the second year following the end of the three-year period. The aggregate number of shares distributed was based on the average closing price of KAC common stock during the last December of the long-term performance period. The average closing price of KAC common stock during December 1996 was $11.375 per share. The total awards for the 1994-1996 long-term performance period for Messrs. Haymaker, Milchovich, La Duc, Watts and Smith were $230,000,
    $90,480, $84,000, $112,000 and $129,600, respectively.
(2) Payment of the second installment for the 1994-1996 long-term performance period was conditioned on continued employment through the end of the fiscal year following the end of the performance period. If a participant voluntarily terminates his or her employment for any reason other than death, disability or retirement prior to the beginning of the fiscal year the payment is to be made; any unmade payments are forfeited. Each of the Company's named executive officers were employed by the Company on January 1, 1998, and the second installment was distributed in March 1998.

    Threshold, target and maximum amounts for the long-term portion of executive compensation are based upon Company performance. During the 1994-1996 performance period target incentives were based on the return on assets employed in the business. Minimum performance criteria must be met before the threshold amount is earned. In addition, when incentive awards are determined for the foregoing named executive officers at the end of each performance period, an additional 30% of incentive targets based on the achievement of goals or other accomplishments not reflected in the return on assets, is added to the incentive payment amount. Finally, while the Section 162(m) Committee cannot increase the incentive payment, it may decrease the payment by up to 60% of the target incentive. Additional information with respect to long-term incentive compensation awarded to the Company's named executive officers is set forth above in the Summary Compensation Table.

Defined Benefit Plans

       Kaiser Retirement Plan

    The Company maintains a qualified, defined-benefit retirement plan (the "Kaiser Retirement Plan") for salaried employees of the Company and co-sponsoring subsidiaries who meet certain eligibility requirements. The table below shows estimated annual retirement benefits payable under the terms of the Kaiser Retirement Plan to participants with the indicated years of credited service. These benefits are reflected without reduction for the limitations imposed by the Code on qualified plans and before adjustment for the Social Security offset, thereby reflecting aggregate benefits to be received, subject to Social Security offsets, under the Kaiser Retirement Plan and the Kaiser Supplemental Benefits Plan (as defined below).


Annual                         Years of Service
             ---------------------------------------------------
Remuneration      15         20        25        30        35
------------ ---------------------------------------------------

$  250,000       56,250     75,000    93,750    112,500   131,250
   350,000       78,750    105,000   131,250    157,500   183,750
   450,000      101,250    135,000   168,750    202,500   236,250
   550,000      123,750    165,000   206,250    247,500   288,750
   650,000      146,250    195,000   243,750    292,500   341,250
   750,000      168,750    225,000   281,250    337,500   393,750
   850,000      191,250    255,000   318,750    382,500   446,250
   950,000      213,750    285,000   356,250    427,500   498,750
 1,050,000      236,250    315,000   393,750    472,500   551,250


The estimated annual retirement benefits shown are based upon the assumptions that current Kaiser Retirement Plan and Kaiser Supplemental Benefits Plan provisions remain in effect, that the participant retires at age 65, and that the retiree receives payments based on a straight-life annuity for his lifetime. Messrs. Haymaker, Milchovich, La Duc, Watts and Smith had 4.7, 17.6, 28.3, 22.0 and 23.5 years of credited service, respectively, on December 31, 1997. Monthly retirement benefits, except for certain minimum benefits, are determined by multiplying years of credited service (not in excess of 40) by the difference between 1.50% of average monthly compensation for the highest base period (of 36, 48 or 60 consecutive months, depending upon compensation level) in the last 10 years of employment and 1.25% of monthly primary Social Security benefits. Pension compensation covered by the Kaiser
Retirement Plan and the Kaiser Supplemental Benefits Plan consists of salary and bonus amounts set forth in the Summary Compensation Table (column (c) plus column (d) thereof).

    Participants are entitled to retire and receive pension benefits, unreduced for age, upon reaching age 62 or after 30 years of credited service. Full early pension benefits (without adjustment for Social Security offset prior to age 62) are payable to participants who are at least 55 years of age and have completed 10 or more years of pension service (or whose age and years of pension service total 70) and who have been terminated by the Company or an affiliate for reasons of job elimination or partial disability. Participants electing to retire prior to age 62 who are at least 55 years of age and who have completed 10 or more years of pension service (or whose age and years of pension service total at least 70) may receive pension benefits, unreduced for age, payable at age 62 or reduced benefits payable earlier. Participants who terminate their employment after five years or more of pension service, or after age 55 but prior to age 62, are entitled to pension benefits, unreduced for age, commencing at age 62 or, if they have completed 10 or more years of pension service, actuarially reduced benefits payable earlier. For participants with five or more years of pension service or who have reached age 55 and who die, the Kaiser Retirement Plan provides a pension to their eligible surviving spouses. Upon retirement, participants may elect among several payment alternatives including, for most types of retirement, a lump-sum payment.

       Kaiser Supplemental Benefits Plan

    KAC maintains an unfunded, non-qualified Supplemental
Benefits Plan (the "Kaiser Supplemental Benefits Plan"), the purpose of which is to restore benefits which would otherwise be paid from the Kaiser Retirement Plan or the Supplemental Savings and Retirement Plan, a qualified
Section 401(k) plan (the "Kaiser Savings Plan"), were it not for the Section 401(a)(17) and Section 415 limitations imposed by the Code. Participation in the Kaiser
Supplemental Benefits Plan includes all employees of the Company and its subsidiaries whose benefits under the Kaiser Retirement Plan and Kaiser Savings Plan are likely to be affected by such limitations imposed by the Code.
Eligible participants are entitled to receive the equivalent of the Kaiser Retirement Plan and Kaiser Savings
Plan benefits which they may be prevented from receiving under those plans because of such Code limitations.

       Kaiser Termination Payment Policy

    Most full-time salaried employees of the Company are eligible for benefits under an unfunded termination policy if their employment is involuntarily terminated, subject to a number of exclusions. The policy provides for lump-sum payments after termination ranging from one-half month's salary for less than one year of service graduating to eight months' salary for 30 or more years of service. The amounts payable to Messrs. Haymaker, Milchovich, La Duc,
Watts and Smith under the policy if they had been involuntarily terminated on December 31, 1997 would have been $63,000, $129,166, $151,666, $130,000 and $148,750, respectively.

Employment Contracts and Termination of Employment and
Change-in-Control Arrangements

    On April 1, 1993, the Company and KAC entered into a five-year employment agreement with Mr. Haymaker, pursuant to which he currently serves as Chairman and Chief
Executive Officer of the Company and KAC.  In December
1997, the term of Mr. Haymaker's employment agreement was extended until December 5, 1999. As amended, Mr.
Haymaker's agreement provides for an annual base salary of not less than $569,000 effective February 1, 1998 and a cumulative bonus target in 1998 of $1,206,400 under the Company's executive compensation programs as more fully described below in the Report of the Compensation
Committees on Executive Compensation.  Of this amount,
$387,900 is attributable to Mr. Haymaker's short term incentive target and $818,500 is attributable to his long term incentive target for the three year period ending
December 31, 1998. Pursuant to his agreement, Mr. Haymaker received an initial award under the Kaiser 1993 Omnibus
Stock Incentive Plan (the "1993 Omnibus Plan") of options to purchase up to 100,000 shares of KAC common stock at its fair market value on the date of the award. Such options vested at the rate of 20% per year for a period of five years through and including April 1, 1998.

    In the event of a change of control of the Company or KAC which within one year thereafter adversely affects Mr.
Haymaker's title, position, duties, responsibilities or compensation, Mr. Haymaker's employment agreement provides that he may elect to be deemed terminated without cause, and therefore, entitled to a severance payment in an amount equal to two times his base annual salary reduced by any payment made as discussed under "Kaiser Termination Payment
Policy" above.

    Mr. Haymaker's employment agreement further provides that he vests 20% per year in an unfunded non-qualified supplemental benefit, payable at retirement after age 62, equal to a benefit determined as if his Kaiser Retirement
Plan pension were based on his aggregate service with the Company and a prior employer (25 years), less his pension from that prior employer and any retirement benefits from the Company. Mr. Haymaker is now fully vested under this provision.

    The Company has agreed to provide Mr. Smith with an unfunded nonqualified supplemental benefit after retirement equal to the additional Kaiser Retirement Plan pension he would be entitled to receive if his prior employment (6.3) years with an affiliate of the Company were counted as credited service under such plan. This additional credited service is also counted in determining his benefits as described above under the caption "Kaiser Termination
Payment Policy" and for purposes of determining his employee contributions under the Company's retiree medical program.

    Except as otherwise noted above, there are no employment contracts between the Company or any of its subsidiaries and any of the Company's named executive officers. Similarly, there are not any compensatory plans or arrangements which include payments from the Company or any of its subsidiaries to any of the Company's named executive officers in the event of any such officer's resignation, retirement or any other termination of employment with the Company and its subsidiaries or from a change-in-control of the Company or a change in the named executive officer's responsibilities following a change-in-control except as set forth above under the caption "Kaiser Termination Payment Policy".


          REPORT OF THE COMPENSATION COMMITTEES
                            ON
                   EXECUTIVE COMPENSATION

    Two compensation committees administer the Company's compensation plans, the Policy Committee and the Section
162(m) Committee. The Policy Committee administers and establishes the Company's overall compensation policies, except to the extent that this authority has been delegated by the Board to the Section 162(m) Committee. The Section
162(m) Committee administers and approves amendments to the Company's plans or programs which are intended to comply with the provisions of Section 162(m) of the Internal
Revenue Code of 1986, as it may be amended from time to time (the "Code"), and also establishes the criteria to be used in determining awards to be made pursuant to those plans or programs. Each committee reports to the full
Board and together they have furnished the following report on executive compensation for fiscal year 1997.

    Although certain plans or programs in which executive officers of the Company participate are jointly sponsored by the Company and KAC, executive officers of the Company are directly employed and compensated by the Company.
During 1997, the members serving on the Policy Committee and Section 162(m) Committee also served on KAC's
Compensation Policy Committee and Section 162(m)
Compensation Committee (these committees are hereinafter collectively referred to in this report as the "Committees"). References to the "Company" made in the remainder of this report are deemed to include KAC as well as the Company.

Compensation Philosophy, Structure and Methodology

    Philosophy. The Company's philosophy continues to be that compensation of its executives officers should be related as closely as possible to the ability of the Company as a whole, and the area of direct responsibility of each executive, to create economic value. Only when new or added economic value is created can Company shareholders and management share in increased economic rewards. To attract and retain talented individuals, the Company provides the opportunity to earn total compensation that is not only competitive with, but, if Company goals are met, potentially superior to, that available from employers with whom the Company and its businesses compete.

    Structure. Executive officer compensation for 1997 consisted of a combination of base salary, short-term incentives based on performance during 1997, long-term incentives based on performance over the 1995-1997 three-year performance period, employee benefits and executive perquisites. Base salaries were designed to fall somewhat below the 50th percentile of the market described below and, together with short and long-term incentive targets, were designed to fall somewhat above the 50th percentile of that market. As a result, the combination of base pay and incentive compensation allowed executives officers to potentially earn less, the same as or more than the total compensation opportunity offered by competing employers depending on Company performance.

    For 1997, the portion of executive compensation allocated to base compensation ranged from approximately
32% to 43% for certain senior executive officers, including the named executive officers (collectively, the "Senior
Executives"), and 44% to 68% for the remaining executive officers, with the portion allocated to incentive compensation in each case generally increasing with position responsibility. For the Senior Executives the incentive targets for 1997 were allocated 30% to short-term targets and 70% to long-term targets. For the remaining executive officers the allocation was generally split evenly between short and long-term targets. This structure reflected the Company's compensation philosophy by structuring a major portion of each executive's total compensation to be at-risk and performance-based. The
Company's compensation for executive officers also included other benefits and perquisites which generally fell within the 50th percentile of its comparative market.

    Methodology. Target compensation and incentives were based on a combination of market survey data, internal force-ranking and assessment of position responsibilities.
Major national surveys, as well as market data from a group of companies engaged in metals, mining, chemicals and similar industries, with whom the Company is likely to compete for managerial talent, were used to establish the market. In performing its assessment of position responsibilities, descriptions of various key positions, the duties and major responsibilities of each position, as well as the required qualifications, were developed and then matched to database descriptions to ensure an accurate match to reasonably comparable positions at comparative companies.

    Company performance awards and goals were established at the beginning of 1997 with respect to the annual performance period and at the beginning of 1995 with respect to the three-year, long-term performance period.
In each instance performance awards were structured in a manner which would reward aggressive and accurate planning, and performance goals were based on (i) return on net assets employed by the Company, and for certain executive officers, return on net assets employed by specific business units or a combination of Company and business unit performance, and (ii) safety or group and individual goals and objectives. Minimum or threshold performance levels, which must be met for there to be any incentive payout, as well as target and maximum performance levels were also established for the short and long-term performance periods. With respect to the short-term performance period, performance goals were based on "normalized" metal prices to allow for measurement of the progress toward the $120 million profit improvement program without fluctuations due to changing metal prices. In addition, incentive compensation payable to each of the Senior Executives for the 1997 short-term performance period was capped at their respective targets if the average price of KAC common stock during December 1997 was lower than the average price during December 1996.

Components of Executive Officer Compensation

    Base Salaries. Adjustments to the base salary of certain executive officers were made during 1997 as necessary to reflect market related adjustments and increasing responsibilities assumed either as the result of promotions or additional assignments during the year.

    Short-Term Incentive. As described above, short-term incentive awards for 1997, as well as threshold performance requirements, were based on the "normalized" return on net assets. During 1997 Company results exceeded target performance levels, however the average price of KAC common stock during December 1997 was lower than the average price during December 1996. As a result, short-term awards paid to certain Senior Executive Officers were "capped" at their respective targets, while awards to other executive officers were generally approximately 34% above the target amounts. Short-term awards for 1997 were paid in cash during the first quarter of 1998.

    Long-Term Incentive. Long-term incentive compensation for the 1995-1997 long-term performance period was based on the simple average of the return on net assets during each of the three years included within the performance period.
During the 1995-1997 long-term performance period Company and business unit results generally exceeded threshold performance goals, but did not reach target performance levels. As a result, long-term awards for the 1995-1997 performance period were generally 54% of the target amounts. Long-term incentive payments for the 1995-1997 long-term performance period are made 43% in cash and 57% in shares of KAC Common Stock and are paid in two installments, the first installment having been distributed in March 1998 and the second installment being scheduled for distribution in March 1999. In each case, payments are generally conditioned on continued employment.

1993 and 1997 Omnibus Plans

    All long-term performance awards distributed in connection with long-term performance periods beginning before January 1, 1997 are made under the 1993 Omnibus
Plan. All long-term performance awards distributed in connection with long-term performance periods beginning on or after January 1, 1997 will be made under the 1997
Omnibus Plan, which was approved by the stockholders of the Company at the 1997 annual meeting. In addition, the 1997
Omnibus Plan may be utilized as otherwise necessary to provide those persons who have substantial responsibility for management and growth of the Company with an opportunity to increase their ownership of KAC common stock, stock options or related types of benefits. During
1997, no grants were made under the 1993 Omnibus Plan, except in connection with the distribution of the first installment of shares of KAC common stock awarded for the 1994-1996 long-term incentive compensation performance period. No grants were made to executive officers of the Company under the 1997 Omnibus Plan during 1997.

Employment Agreements

    From time to time and for various reasons, management and the Board of Directors has deemed it appropriate to enter into specific employment agreements with certain executive officers. Such agreements may relate, for example, to the further retention of the officer or a commitment by the officer to relocate to another location.
Where such agreements are made, they are negotiated by the Company's General Counsel, or his designee under the supervision of the Policy Committee and reviewed and approved by the Board or the Policy Committee. In making its compensation decisions, and in supervising the negotiations and approving such employment agreements, the Policy Committee is mindful of the Company's overall corporate objectives and the compensation objectives described above as well as the circumstances making the employment agreement an appropriate compensation mechanism.
Such employment agreements generally range in term from one to five years. During 1997, Mr. Haymaker was employed under an employment agreement as discussed under the heading "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

Compensation of the CEO for the Last Completed Fiscal Year

    Mr. Haymaker served as the Chairman of the Board and Chief Executive Officer of the Company for all of 1997 and also served as President of the Company through July 1997.
Mr. Haymaker is employed pursuant to a written employment agreement which is described above under "Employment
Contracts and Termination of Employment and Change-in-Control Arrangements." Mr. Haymaker's employment agreement provides that his annual base salary will be reviewed and possibly changed on an annual basis.
In mid-1997, Mr. Haymaker's base salary was increased from $487,000 to $504,000 as part of a two-step increase intended to bring Mr. Haymaker's salary more in line with market data obtained by the Company and the Company's overall compensation structure for its executive officers.
The second increase raised Mr. Haymaker's salary to $569,000 effective as of February 1, 1998. Mr. Haymaker's employment agreement also contains target incentives which are consistent with the goals and objectives of the Company's incentive compensation programs as described above.

    During 1997 the Company's performance slightly exceeded 1997 performance goals; however, as previously mentioned, the average price of KAC common stock during December 1997 was lower than the average price during December 1996. As a result, the short-term incentive award earned by Mr. Haymaker in 1997 was limited to his targeted amount of $311,000. The long-term award earned by Mr.
Haymaker for the 1995-1997 three-year long-term performance period was $362,136.

Compensation by MAXXAM

    Mr. La Duc received a portion of his compensation during 1997 from MAXXAM, KAC's parent corporation. Where an executive officer of both the Company and MAXXAM is compensated by the Company, or where an executive officer of both the Company and MAXXAM is compensated by MAXXAM, the respective corporations make intercompany allocations of the costs of employment of the executive officer based on the allocation of that executive officer's time as expended among KAC, MAXXAM or their respective subsidiaries. Such allocations are described under "Certain Transactions" below.

Compliance with Section 162(m)

    Section 162(m) generally disallows a tax deduction to public companies for compensation over $1 million paid to the CEO and four other most highly compensated executive officers of public companies. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Compensation earned by or awarded to the Senior Executives whose compensation is potentially subject to the limitations imposed by Section
162(m) of the Code is covered by a separate program intended to comply with the provisions of Section 162(m) of the Code (the "Senior Executive Program"). The Senior
Executive Program, the 1993 Omnibus Plan and the 1997
Omnibus Plan, each of which has been approved by the stockholders of the Company, are performance based and designed to enable compliance with Section 162(m) and the regulations thereunder. In addition, the Senior Executive
Program and awards under the 1993 and 1997 Omnibus Plans that are intended to comply with Section 162(m) are administered by the Section 162(m) Committee. Messrs.
Marcus (Chairman) and Cruikshank currently serve as members of the Section 162(m) Committee and for purposes of Section
162(m) are qualifying directors. The Senior Executives are the only executive officers of the Company to which the limitation imposed by Section 162(m) of the Code is likely to apply and the Section 162(m) Committee believes that awards to the Senior Executives should be tax deductible under Section 162(m).

Section 162(m) Compensation     Compensation Policy
Committee of the Board          Committee of the
of Directors                    Board of Directors

Robert J. Cruikshank            Robert J. Cruikshank
Robert Marcus, Chairman        Ezra G. Levin, Chairman
                                Robert Marcus

Compensation Committee Interlocks and Insider Participation

    No member of the Policy Committee or the Section
162(m) Committee was, during the 1997 fiscal year, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or, other than Mr. Levin, had any relationships requiring disclosure by the Company under
Item 404 of Regulation S-K.  Mr. Levin served on the
Company's Policy Committee and Board of Directors during
1997 and is also a partner in the law firm of Kramer, Levin, Naftalis & Frankel, which provided legal services to the Company and its subsidiaries during 1997.

    During the Company's 1997 fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Policy Committee or
Section 162(m) Committee of the Company, (ii) a director of another entity, one of whose executive officers served on any of such committees, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, other than as previously noted with respect to KAC, one of whose executive officers served as a director of the Company.

                    CERTAIN TRANSACTIONS

    During the period from October 28, 1988 through June
30, 1993, KAC and its domestic subsidiaries (including the Company) were included in the consolidated federal income tax returns of MAXXAM. During 1997, MAXXAM reached a settlement with the Internal Revenue Service regarding all remaining years where KAC and its domestic subsidiaries were included in the MAXXAM consolidated federal income tax returns. As a result of this settlement, the Company paid approximately $11.8 million to MAXXAM in respect of its liabilities pursuant to its tax allocation agreement with MAXXAM. Payments or refunds for periods prior to July 1, 1993, related to other jurisdictions could still be required pursuant to the Company's tax allocation agreement with MAXXAM. In accordance with the credit agreement entered into by the Company and KAC which provides a $325 million five-year secured, revolving line of credit, any such payments to MAXXAM by the Company would require lender approval, except in certain circumstances. The tax allocation agreement of the Company with MAXXAM terminated pursuant to its terms, effective for taxable periods beginning after June 30, 1993. While the Company is severally liable for the MAXXAM tax group's federal income tax liability for all of 1993 and applicable prior periods, pursuant to the tax allocation agreement, MAXXAM indemnifies the Company to the extent the tax liability exceeds amounts payable by the Company under such agreement.

    On June 30, 1993, the Company and KAC entered into a tax allocation agreement (the "KACC Tax Allocation
Agreement") effective for periods beginning on or after July 1, 1993. Pursuant to the terms of the KACC Tax
Allocation Agreement, KAC pays any consolidated Federal income tax liability for KAC and its subsidiaries which are members of an affiliated group of corporations (an
"Affiliated Group") within the meaning of Section 1504 of the Code, of which KAC is the common parent corporation
(the "KAC Tax Group"). The Company is liable to KAC for the Federal income tax liability of the Company and its subsidiaries (collectively, the "KACC Subgroup") computed as if the KACC Subgroup were a separate Affiliated Group which was never affiliated with the KAC Tax Group (taking into account all limitations under the Code and regulations applicable to the KACC Subgroup), except that the KACC
Subgroup excludes interest income received or accrued on an intercompany note issued by KAC in connection with a financing consummated in December 1989 (the "KACC
Subgroup's Separate Income Tax Liability"). To the extent such calculation results in a net operating loss or a net capital loss or credit which the KACC Subgroup could have carried back to a prior applicable taxable period under the principles of Sections 172 and 1502 of the Code, KAC pays to the Company an amount equal to the tax refund to which the Company would have been entitled (but not in excess of the aggregate amount previously paid by the Company to KAC for the current year and the three prior taxable years).
If such separately calculated net operating loss or net capital loss or credit of the KACC Subgroup cannot be carried back to a prior taxable year of the KACC Subgroup for which the KACC Subgroup paid its separate tax liability to KAC, the net operating loss or net capital loss or credit becomes a loss or credit carryover of the KACC
Subgroup to be used in computing the KACC Subgroup's
Separate Income Tax Liability for future taxable years.
The same principles are applied to any consolidated or combined state or local income tax returns filed by the KAC
Tax Group with respect to the Company and its subsidiaries.
Although, under Treasury regulations, all members of the KAC Tax Group, including the members of the KACC Subgroup, are severally liable for the KAC Tax Group's Federal income tax liability, under the KACC Tax Allocation Agreement, KAC indemnifies each KACC Subgroup member for all Federal income tax liabilities relating to taxable years during which such KACC Subgroup member was a member of the KAC Tax
Group except for payments required under the KACC Tax
Allocation Agreement.

    The Company and MAXXAM have an arrangement pursuant to which they reimburse each other for certain allocable costs associated with the performance of services by their respective employees. The Company paid a total of approximately $4.1 million to MAXXAM pursuant to such arrangements and MAXXAM paid approximately $3.1 million to the Company pursuant to such arrangements in respect of 1997. Generally, the Company and MAXXAM endeavor to minimize the need for reimbursement by ensuring that employees are employed by the entity to which the majority of their services are rendered.

    Mr. Levin, a director of the Company and KAC, is a partner in the law firm of Kramer, Levin, Naftalis &
Frankel, which provides legal services to KAC and its subsidiaries (including the Company).

    On April 17, 1995, SHRP, Ltd. and two affiliated entities, SHRP Acquisition, Inc. and SHRP Capital Corp., filed voluntary corporate petitions under Chapter 11 of the United States Bankruptcy Code. Their bankruptcy plan has since been confirmed and the transactions contemplated by the bankruptcy reorganization plan were consummated on October 6, 1995. Mr. Hurwitz has served as a director and Chairman of the Board of SHRP, Inc., SHRP, Ltd.'s sole general partner prior to SHRP Ltd.'s bankruptcy reorganization, and as a director, Chairman of the Board and President of SHRP Capital Corp., a subsidiary of SHRP, Ltd. which was dissolved effective December 31, 1997. Mr.
Hurwitz currently serves as a director and Chairman of the Board of SHRP, the managing general partner of SHRP, Ltd.


     COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Based solely upon a review of the copies of the Forms
3, 4 and 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Forms 5 were required, the Company believes that all filing requirements were complied with which were applicable to its officers, directors and greater than 10% beneficial owners.

                       OTHER MATTERS

Independent Public Accountants

    Arthur Andersen LLP served as the Company's independent public accountants through the conclusion of the audit with respect to the Company's 1997 fiscal year.
Representatives of Arthur Andersen LLP plan to attend the Annual Meeting and will be available to answer appropriate questions. Such representatives will also have an opportunity to make a statement at the meeting, if they so desire.

Stockholder Proposals for the 1999 Annual Meeting of
Stockholders

    Proposals intended to be presented at the 1999 Annual
Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act must be received by December 31, 1998, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. Any stockholder proposals must be sent to the Company's Secretary at 5847
San Felipe, Suite 2600, Houston, Texas 77057.

Other Matters

    The cost of mailing and soliciting proxies in connection with the Annual Meeting will be borne by the Company. The Company will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals. Proxies may be solicited by directors, officers and employees of the Company without special remuneration. The Company has retained Corporate Investor Communications, Inc. to assist in the distribution and solicitation of proxies at an estimated cost of approximately $5,000 (including expenses). In addition to the use of mails, proxies may be solicited by personal interviews, facsimile, telephone or telegraph.

    The persons designated to vote shares covered by management proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management knows of no matters which will be presented for action at the meeting other than as referred to in this Proxy Statement.

                   By Order of the Board of Directors



                   JOHN WM. NIEMAND II
                   Secretary

April 29, 1998
Houston, Texas

------------------------------------------------------------


                     Table of Contents

Notice of Annual Meeting of Stockholders
Proxy Statement
     Election of Directors . . . . .                       2
     The Board of Directors and its
       Committees. . . . . . . . . .                       2
     Executive Officers and Directors                      5
     Principal Stockholders. . . . .                      10
     Executive Compensation. . . . .                      13
     Report of the Compensation
       Committees on Executive
       Compensation. . . . . . . . .                      18
     Certain Transactions. . . . . .                      22
     Compliance with Section 16(a)
       of the Exchange Act . . . . .                      23
     Other Matters . . . . . . . . .                      23



------------------------------------------------------------

                        [KACC Logo]




-----------------------------------------------------------


               Notice of 1998 Annual Meeting
                            and
                      Proxy Statement


-----------------------------------------------------------






                         Important
            Please sign and date your proxy card
        and promptly return it in the enclosed envelope.





Printed on recycled paper.

DIRECTION BY PARTICIPANT TO TRUSTEE OF KAISER ALUMINUM
USWA EMPLOYEE STOCK OWNERSHIP PLAN (USWA STOCK PLAN)
PROXY FOR CUMULATIVE (1985 SERIES A) PREFERENCE STOCK
KAISER ALUMINUM & CHEMICAL CORPORATION

Solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held June 4, 1998

     The undersigned hereby directs the Trustee of the USWA Stock Plan to vote all the shares (in person or by proxy) allocated to the undersigned's account as of April 30, 1998, at the Annual Meeting of Stockholders to be held on June 4, 1998, and at any and all adjournments or postponements thereof. The Trustee or its proxy, acting at the meeting, may exercise all powers hereby conferred.

     THE TRUSTEE OR ITS PROXY IS DIRECTED TO VOTE AS INDICATED ON THE REVERSE SIDE. IF THIS CARD IS RETURNED AND NO CHOICE IS SPECIFIED, THE SHARES REPRESENTED HEREBY WILL BE VOTED "FOR" THE ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT.
THE TRUSTEE WILL KEEP ALL VOTES CONFIDENTIAL AND WILL VOTE SHARES AS TO WHICH NO VOTING INSTRUCTION CARDS ARE RECEIVED IN THE SAME PROPORTIONS AS THE SHARES TO WHICH VOTING INSTRUCTION CARDS ARE RECEIVED ARE VOTED.

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN
ENCLOSED ENVELOPE BY WEDNESDAY, MAY 28, 1998.
                     (SEE REVERSE SIDE)
------------------------------------------------------------
                    FOLD AND DETACH HERE
May 5, 1998

To:  Participants in Kaiser Aluminum USWA Employee Stock
     Ownership Plan (USWA Plan)

As a participant in the USWA Plan, you have an interest in the forthcoming Annual Meeting of Stockholders of Kaiser
Aluminum & Chemical Corporation ("Kaiser Aluminum") to be held on June 4, 1998. Each participant is entitled to direct the USWA Plan Trustee how to vote the shares of Kaiser Aluminum's Cumulative (1985 Series A) Preference
Stock credited to his or her account as of April 30, 1998.
Shares credited to your account, which you are entitled to vote, are shown on this voting direction card.

The item to be voted on at this year's Annual Meeting is the election of Directors. If you wish to instruct the Trustee how to vote on these items, you may use this card.

If the Trustee does not receive a signed direction card from you before 5:00 p.m. Eastern Daylight Time on May 28, 1998, the Trustee or its proxy will vote the shares in your account in the same manner proportionally as it votes the other shares for which timely voting instructions are received.

For you information, enclosed are Kaiser Aluminum's Notice of Annual Meeting of Stockholders and Proxy Statement and its 1997 Annual Report on Form 10-K to the Securities and
Exchange Commission. Please return your card in the enclosed postage-paid envelope before 5:00 p.m. Eastern
Daylight Time on May 28, 1998. Individual voting instructions received by the Trustee will be held in complete confidence.

Your participation in this vote is encouraged.

Frank Russell Trust Company as Trustee of
Kaiser Aluminum USWA
Employee Stock Ownership Plan

Enclosures

THE TRUSTEE OR ITS PROXY IS DIRECTED TO VOTE AS INDICATED
BELOW.

1.  ELECTION OF DIRECTORS

    NOMINEES:  Robert J. Cruikshank, George T. Haymaker,
    Jr., Charles E. Hurwitz, Ezra G. Levin, Robert Marcus,
    Robert J. Petris

    To withhold authority to vote for any individual nominee(s) while voting for the remainder, write the name of the nominee(s) for which authority is withheld in the space below:

-----------------------------------------------------------

     FOR ALL             WITHHOLD
     NOMINEES            FROM ALL
     (except as          NOMINEES
     marked to the
     contrary)

        /  /               /  /


2. In their discretion, the Trustee or its proxy is authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponements thereof, hereby revoking any direction heretofore given by the undersigned.

    Please sign name(s) exactly as printed hereon. If stock is held in the name of more than one person, EACH person should sign. Executors, administrators, trustees, etc. should give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

    Dated:------------------------, 1998

    ---------------------------------------
    Signature

    ---------------------------------------
    Signature if held jointly

    ---------------------------------------
    Title

  DIRECTION BY PARTICIPANT TO TRUSTEE OF KAISER ALUMINUM
  SALARIED EMPLOYEE STOCK OWNERSHIP PLAN (SALARIED PLAN)
  PROXY FOR CUMULATIVE (1985 SERIES B) PREFERENCE STOCK
          KAISER ALUMINUM & CHEMICAL CORPORATION
  Solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held June 4, 1998

     The undersigned hereby directs the Trustee of the Salaried Plan to vote all the shares (in person or by proxy) allocated to the undersigned's account as of April 30, 1998, at the Annual Meeting of Stockholders to be held on June 4, 1998, and at any and all adjournments or postponements thereof. The Trustee or its proxy, acting at the meeting, may exercise all powers hereby conferred.

     THE TRUSTEE OR ITS PROXY IS DIRECTED TO VOTE AS INDICATED ON THE REVERSE SIDE. IF THIS CARD IS RETURNED AND NO CHOICE IS SPECIFIED, THE SHARES REPRESENTED HEREBY WILL BE VOTED "FOR" THE ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT.
THE TRUSTEE WILL KEEP ALL VOTES CONFIDENTIAL AND WILL VOTE SHARES AS TO WHICH NO VOTING INSTRUCTION CARDS ARE RECEIVED IN THE SAME PROPORTIONS AS THE SHARES TO WHICH VOTING INSTRUCTION CARDS ARE RECEIVED ARE VOTED.

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN
ENCLOSED ENVELOPE BY WEDNESDAY, MAY 28, 1998.
                     (SEE REVERSE SIDE)
----------------------------------------------------------

                    FOLD AND DETACH HERE

May 5, 1998

To:  Participants in Kaiser Aluminum Salaried Employee Stock
     Ownership Plan (Salaried Plan)


As a participant in the Salaried Plan, you have an interest in the forthcoming Annual Meeting of Stockholders of Kaiser
Aluminum & Chemical Corporation ("Kaiser Aluminum") to be held on June 4, 1998. Each participant is entitled to direct the Salaried Plan Trustee how to vote the shares of Kaiser Aluminum's Cumulative (1985 Series B) Preference
Stock credited to his or her account as of April 30, 1998.
Shares credited to your account, which you are entitled to vote, are shown on this voting direction card.

The item to be voted on at this year's Annual Meeting is the election of Directors. If you wish to instruct the Trustee how to vote on these items, you may use this card.

If the Trustee does not receive a signed direction card from you before 5:00 p.m. Eastern Daylight Time on May 28, 1998, the Trustee or its proxy will vote the shares in your account in the same manner proportionally as it votes the other shares for which timely voting instructions are received.

For you information, enclosed are Kaiser Aluminum's Notice of Annual Meeting of Stockholders and Proxy Statement, and its 1997 Annual Report on Form 10-K to the Securities and
Exchange Commission. Please return your card in the enclosed postage-paid envelope before 5:00 p.m. Eastern
Daylight Time on May 28, 1998. Individual voting instructions received by the Trustee will be held in complete confidence.

Your participation in this vote is encouraged.

Frank Russell Trust Company as Trustee of
Kaiser Aluminum Salaried
Employee Stock Ownership Plan

Enclosures

THE TRUSTEE OR ITS PROXY IS DIRECTED TO VOTE AS INDICATED
BELOW.

1.  ELECTION OF DIRECTORS

    NOMINEES:  Robert J. Cruikshank, George T. Haymaker,
    Jr., Charles E. Hurwitz, Ezra G. Levin, Robert Marcus,
    Robert J. Petris

    To withhold authority to vote for any individual nominee(s) while voting for the remainder, write the name of the nominee(s) for which authority is withheld in the space below:

-----------------------------------------------------------

     FOR ALL             WITHHOLD
     NOMINEES            FROM ALL
     (except as          NOMINEES
     marked to the
     contrary)

        /  /               /  /

2. In their discretion, the Trustee or its proxy is authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponements thereof, hereby revoking any direction heretofore given by the undersigned.

    Please sign name(s) exactly as printed hereon. If stock is held in the name of more than one person, EACH person should sign. Executors, administrators, trustees, etc. should give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

    Dated:------------------------, 1998

    ---------------------------------------
    Signature

    ---------------------------------------
    Signature if held jointly

    ---------------------------------------
    Title

-----------------------------------------------------------

                    FOLD AND DETACH HERE

  PROXY FOR CUMULATIVE (1985 SERIES B) PREFERENCE STOCK
          KAISER ALUMINUM & CHEMICAL CORPORATION
  Solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held June 4, 1998

The undersigned hereby appoints E. BRUCE BUTLER, GEORGE T.
HAYMAKER, JR., JOHN T. LA DUC, and JOHN WM. NIEMAND II as proxies (each with power to act alone, or jointly, and with the power of substitution) to vote, as designated on the reverse side, all shares of Cumulative (1985 Series B)
Preference Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 4, 1998, and at any and all adjournments or postponements thereof.

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN
ENCLOSED ENVELOPE.
                     (SEE REVERSE SIDE)

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS
DESIGNATED BY THE UNDERSIGNED.  IF NO CHOICE IS SPECIFIED,
THE PROXY WILL BE VOTED "FOR" THE ELECTION OF NOMINEES TO
THE BOARD OF DIRECTORS.

1.  ELECTION OF DIRECTORS

    NOMINEES:  Robert J. Cruikshank, George T. Haymaker,
    Jr., Charles E. Hurwitz, Ezra G. Levin, Robert Marcus,
    Robert J. Petris

    To withhold authority to vote for any individual nominee(s) while voting for the remainder, write the name of the nominee(s) for which authority is withheld in the space below:

-----------------------------------------------------------

     FOR ALL             WITHHOLD
     NOMINEES            FROM ALL
     (except as          NOMINEES
     marked to the
     contrary)

        /  /               /  /

2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponements thereof, hereby revoking any direction heretofore given by the undersigned.

    Please sign name(s) exactly as printed hereon. If stock is held in the name of more than one person, EACH person should sign. Executors, administrators, trustees, etc. should give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

    Dated:------------------------, 1998

    ---------------------------------------
    Signature

    ---------------------------------------
    Signature if held jointly

    ---------------------------------------
    Title

  PROXY FOR CUMULATIVE (1985 SERIES A) PREFERENCE STOCK
          KAISER ALUMINUM & CHEMICAL CORPORATION
  Solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held June 4, 1998

The undersigned hereby appoints E. BRUCE BUTLER, GEORGE T.
HAYMAKER, JR., JOHN T. LA DUC, and JOHN WM. NIEMAND II as proxies (each with power to act alone, or jointly, and with the power of substitution) to vote, as designated on the reverse side, all shares of Cumulative (1985 Series A)
Preference Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 4, 1998, and at any and all adjournments or postponements thereof.

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN
ENCLOSED ENVELOPE.
                     (SEE REVERSE SIDE)

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS
DESIGNATED BY THE UNDERSIGNED.  IF NO CHOICE IS SPECIFIED,
THE PROXY WILL BE VOTED "FOR" THE ELECTION OF NOMINEES TO
THE BOARD OF DIRECTORS.


1.  ELECTION OF DIRECTORS

    NOMINEES:  Robert J. Cruikshank, George T. Haymaker,
    Jr., Charles E. Hurwitz, Ezra G. Levin, Robert Marcus,
    Robert J. Petris

    To withhold authority to vote for any individual nominee(s) while voting for the remainder, write the name of the nominee(s) for which authority is withheld in the space below:

-----------------------------------------------------------

     FOR ALL             WITHHOLD
     NOMINEES            FROM ALL
     (except as          NOMINEES
     marked to the
     contrary)

        /  /               /  /

2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponements thereof, hereby revoking any direction heretofore given by the undersigned.

    Please sign name(s) exactly as printed hereon. If stock is held in the name of more than one person, EACH person should sign. Executors, administrators, trustees, etc. should give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

    Dated:------------------------, 1998

    ---------------------------------------
    Signature

    ---------------------------------------
    Signature if held jointly

    ---------------------------------------
    Title

                  PROXY FOR COMMON STOCK
          KAISER ALUMINUM & CHEMICAL CORPORATION
  Solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held June 4, 1998

The undersigned hereby appoints E. BRUCE BUTLER, GEORGE T. HAYMAKER, JR., JOHN T. LA DUC, and JOHN WM. NIEMAND II as proxies (each with power to act alone, or jointly, and with power of substitution) to vote, as designated on the reverse side, all shares of
Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 4, 1998, and at any and all adjournments or postponements thereof.

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN
ENCLOSED ENVELOPE.
                     (SEE REVERSE SIDE)

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS
DESIGNATED BY THE UNDERSIGNED.  IF NO CHOICE IS SPECIFIED,
THE PROXY WILL BE VOTED "FOR" THE ELECTION OF NOMINEES TO
THE BOARD OF DIRECTORS.

1.  ELECTION OF DIRECTORS

    NOMINEES:  Robert J. Cruikshank, George T. Haymaker,
    Jr., Charles E. Hurwitz, Ezra G. Levin, Robert Marcus,
    Robert J. Petris

    To withhold authority to vote for any individual nominee(s) while voting for the remainder, write the name of the nominee(s) for which authority is withheld in the space below:

-----------------------------------------------------------

     FOR ALL             WITHHOLD
     NOMINEES            FROM ALL
     (except as          NOMINEES
     marked to the
     contrary)

        /  /               /  /

2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponements thereof, hereby revoking any direction heretofore given by the undersigned.

     Please sign name(s) exactly as printed hereon. If stock is held in the name of more than one person, EACH person should sign. Executors, administrators, trustees, etc. should give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

     Dated:------------------------, 1998

    ---------------------------------------
    Signature

    ---------------------------------------
    Signature if held jointly

    ---------------------------------------
    Title